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                                                                  Exhibit 10.8



                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of July 1, 1998, by and between AURORA FOODS INC. (the "Company"), a Delaware corporation, and James B. Ardrey (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Employment. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive and the Executive hereby accepts employment with the Company in the capacities hereinafter set forth.

          2.   Term of Employment.   Except as provided in Section 6, the
term of employment of the Executive (the "Term") pursuant to this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on the date (the "Termination Date") that is the earlier of (x) the second anniversary of the Effective Date or (y) the date the Executive's employment hereunder is terminated pursuant to Section 6 hereof; provided, that in the event that (i) Ian R. Wilson is terminated without "cause" pursuant to the employment agreement of even date herewith between Ian R. Wilson and the Company, the Term hereunder shall automatically terminate as of the effective date of such termination of Ian R. Wilson and the Executive shall be deemed to have been terminated without cause pursuant to Section 6(d) of this Agreement, and (ii) Ian R. Wilson resigns as Chief Executive Officer of the Company without the consent of the board of directors of the Company, the Executive shall automatically be deemed to have resigned as Vice Chairman of the Company and the Term hereunder shall terminate as of the effective date of such resignation by Ian R. Wilson.

          3.   Duties; Extent of Services.

               (a) Duties. During the Term, the Executive shall serve as Vice Chairman of the Company, and shall, in accordance with and, subject to the provisions of the Bylaws (as amended from time to time) of the Company and the right of Executive to


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provide management and other services to certain other business ventures as provided in Section 8 hereof, devote all or substantially all of his business time and attention to the affairs of the Company and perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Executive shall report to and carry out the lawful directions of the board of directors of the Company (the "Board"). The Executive shall be based in an office located in the New York, New York metropolitan area.

               (b) Extent of Services. Except for illness and permitted vacation periods, during the Term the Executive shall (i) devote his best efforts and ability to the business and affairs of the Company and its subsidiaries; and (ii) discharge such executive and administrative and other duties not inconsistent with his position as may be assigned to him by the Board. For so long as the Executive remains employed as Vice Chairman of the Company, he shall serve, without additional compensation, on the Board, on the board of directors of any subsidiary of the Company and as Vice Chairman of any subsidiary of the Company.

          4.   Compensation.

               (a) Base Salary. Subject to the terms and conditions herein, in consideration of the services rendered by the Executive hereunder and provided that the Executive has performed in all material respects all of his obligations provided for herein, the Company will pay to the Executive a base salary (the "Base Salary") at a minimum of Six Hundred Thousand Dollars ($600,000) per year during the Term. The Base Salary shall be paid in accordance with the Company's normal payroll practice.

               (b) Bonus. The Company shall pay the Executive a bonus (the "Bonus") in an amount expressed as a percentage of the Base Salary with respect to each fiscal year or portion thereof during the Term in accordance with the following provisions:

                    (i) For (A) the fiscal years ended December 31, 1998 and December 31, 1999, during the Term the Bonus shall be payable with respect to the EBITDA Target (as defined below) for such fiscal years then ended and (B) the period commencing January 1, 2000 and ending June 30, 2000 during the Term, the Bonus shall be payable with respect to the EBITDA Target for the six months then ended (in each case, the "Applicable Period").

                    (ii) If the Financial Results (as defined below) of the Company for the Applicable Period during the Term are at least 90% but less than 95% of the EBITDA Target (as defined below) for the


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               Applicable Period, the Executive shall be paid an amount
               equal to 30% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (iii) If the Financial Results of the Company for the Applicable Period during the Term are at least 95% but less than 100% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 45% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (iv) If the Financial Results of the Company for the Applicable Period during the Term are at least 100% but less than 105% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 60% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (v) If the Financial Results of the Company for the Applicable Period during the Term are at least 105% but less than 110% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 65% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (vi) If the Financial Results of the Company for the Applicable Period during the Term are at least 110% but less than 115% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 70% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (vii) If the Financial Results of the Company for the Applicable Period during the Term are at least 115% but less than 120% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 75% of so much of his Base Salary as was paid with respect to the Applicable Period.

                    (viii) If the Financial Results of the Company for the Applicable Period during the Term equal or exceed 120% of the EBITDA Target for the Applicable Period, the Executive shall be paid an amount equal to 80% of so much of his Base Salary as was paid with respect to the Applicable Period.


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               (c)  For the purpose of this Agreement (i) the term "EBITDA
Target" shall mean the Company's projected earnings before interest, taxes, one-time transition expenses, non-cash compensation expense charges, depreciation and amortization, as contained in the Company's budget for the Applicable Period and which is approved by the Board (without reference to any adjustments or revision, upwards or downwards, to such projected earnings which are subsequently approved by the Board as part of any subsequent revision to such budget), and (ii) the term "Financial Results" shall mean the Company's EBITDA calculated by reference to the Company's financial statements for the Applicable Period as filed with the Securities and Exchange Commission (the "SEC").

               (d) The Bonus due under Section 4(b) shall be paid to the Executive within thirty (30) days of the filing of the Company's annual audited financial statements for the relevant year with the SEC.

          5. Other Executive Benefits. (a) During the Term, the Executive shall be entitled to (i) vacation time in accordance with the Company's approved policy from time to time then in effect; (ii) participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for senior executive or other salaried personnel for which the Executive is eligible; (iii) participate in a pension plan with terms similar to those applicable to executives of the Company; and (iv) participate in the Company's equity compensation plan to the extent determined by the Board from time to time.

               (b) The Company shall promptly reimburse the Executive for all reasonable documented business expenses incurred in furtherance of the business and affairs of the Company in accordance with approved company policies.

          6.   Termination Provisions.

               (a) Termination for Cause. The Board may terminate the Executive's employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Executive. For purposes of this Agreement, "Cause" shall mean (A) proven dishonesty of the Executive detrimental to the best interests of the Company or any of its subsidiaries or conviction of the Executive of a crime which constitutes a felony,
(B) any material act or omission by the Executive during the Term involving willful malfeasance or gross negligence in the performance of his duties hereunder, (C) repeated failure of the Executive to follow the reasonable instructions of the Board (other than inattention or neglect resulting from illness or disability of the Executive) which inattention and neglect does not cease within fifteen days after written notice thereof specifying the details of such conduct is given by the Board to the Executive or (D) material breach by the


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Executive of any material provision of this Agreement (provided, however, that if such breach is curable and is remedied to the reasonable satisfaction of the Board within fifteen days after written notice thereof specifying the details of such breach is given by the Board to the Executive, such breach shall not fall within the definition of "Cause" for purposes of this Subsection (D)). During the Term, the Executive shall be entitled to only one such notice and right to cure for any single act or event. If the Executive's employment is terminated for Cause, the Executive shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.

               (b) Termination By Reason of Permanent Disability. If at any time during the Term an independent licensed physician selected by the Board determines that the Executive has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "Permanent Disability"), the Executive's employment hereunder may be terminated by the Board upon thirty days' written notice to the Executive. If the Executive's employment is terminated by reason of Permanent Disability, the Executive shall be entitled to receive only the sum of (x) the unpaid portion of the Base Salary then in effect which has accrued to the date of termination plus (y) an amount equal to six months of the Executive's Base Salary plus (z) an amount equal to a pro rata portion of the Bonus payable pursuant to Section 4(b) hereof assuming that the Financial Results of the Company for the then current Applicable Period equal exactly 100% of the EBITDA Target for such Applicable Period, with such pro rata portion based on the actual number of days during such Applicable Period that Executive was employed by the Company. Such amounts due shall be paid within thirty (30) days after any termination due to a Permanent Disability and shall be in lieu of any other payment to which the Executive may be otherwise entitled.

               (c) Termination By Reason of Death. The Executive's employment hereunder shall automatically terminate on the date of his death. If the Executive's employment is so terminated by his death, the Company shall pay to the Executive's estate in addition to the unpaid portion of the Base Salary then in effect through date of Executive's death the sum of (y) an amount equal to six months of the Executive's Base Salary plus (z) an amount equal to a pro rata portion of the Bonus payable pursuant to Section 4(b) hereof assuming that the Financial Results of the Company for the then current Applicable Period equal exactly 100% of the EBITDA target for such Applicable Period, with such pro rata portion based on the actual number of days during such Applicable Period that Executive was employed by the Company. Any amounts due shall be paid within thirty (30) days after the date of his death if a personal representative has been appointed by the end of such thirty (30) day period or, if a personal representative has not been appointed by the end of such thirty (30) day period, promptly after a personal representative has been appointed. All such


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amounts payable pursuant to this Section 6(c) shall be in lieu of any other payment to which the Executive may otherwise be entitled.

               (d) Termination Without Cause. The Board may terminate the Executive's employment hereunder at any time for any reason without Cause in which case the Executive shall be entitled to receive an amount (the "Severance Amount") equal to the sum of (x) the Base Salary then in effect for the balance of the Non-Compete Period (as defined below in Section 7(a)) plus (y) an amount equal to the Bonus payable pursuant to Section 4(b) hereof based upon the actual Financial Results of the Company for the remainder of the Non-Compete Period. For purposes of determining the Bonus payable during the remainder of the Non-Compete Period, it shall first be measured in respect of the Applicable Period first ended during the remainder of the Non-Compete Period and thereafter in respect of each succeeding Applicable Period that commences during the Non-Compete Period. The Severance Amount shall be in lieu of any other severance payment to which Executive may be otherwise entitled under any other severance plan maintained by the Company. The Base Salary portion of the Severance Amount shall be paid in accordance with the Company's normal payroll practice over the balance of the Non-Compete Period. For each Applicable Period within the Non-Compete Period, the Bonus portion of the Severance Amount shall be paid within thirty days of the filing with the SEC of the Company's financial statements covering such Applicable Period.

               (e) Change of Control. This Agreement may be assigned in connection with a Change of Control (as defined below) as provided in Section 10(a) hereof. In the event of a Change of Control:

                    (i) the Executive shall have no obligation to move to a new work location that is more than 50 miles from the Executive's principal work location immediately prior to such Change of Control;

                    (ii)     the amount of Base Salary set forth in
               Section 4(a) hereof and the Bonus opportunities set forth in
               Section 4(b) hereof shall not be subject to reduction;

                    (iii) the Executive's title, duties and responsibilities as set forth in Section 3(a) hereof shall not be subject to reduction; and

                    (iv) the Executive's reasonable, documented business expenses shall continue to be reimbursed in a manner consistent with the Company's reimbursement practice prior to such Change of Control.


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Following a Change of Control, the failure by the Company (or its successor or assign) to comply with any of subparagraphs (i)-(iv) shall permit the Executive to terminate this Agreement for "Good Reason", on written notice to the Company (or its successor or assign). In the event the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to receive the Severance Amount. The Severance Amount shall be in lieu of any other severance payment to which the Executive may otherwise be entitled under any other severance plan maintained by the Company (or its successor or assign). The Severance Amount shall be paid in accordance with Section 6(d) hereof.

          For purposes of this Agreement, a "Change of Control" shall mean
(i) the sale, exchange or other disposition of the issued and outstanding shares of Common Stock of the Company or the merger, consolidation or other business combination of the Company and/or its subsidiaries in a single transaction or a series of related transactions after which the shareholders of the Company on the date immediately prior to the single transaction or first transaction of the series own less than 50% of the outstanding shares of voting common stock of the Company or any surviving corporation in any such single transaction or series of related transactions, or (ii) the sale or transfer of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to a person or entity other than the Company or its wholly-owned subsidiaries; provided, that any merger, consolidation, dissolution, sale of substantially all the assets or other similar transaction consummated in connection with the initial public offering of the Company's common stock shall not constitute a "Change of Control" hereunder.

          7.   Covenants of the Executive.

               (a) Non-Competition. During the Non-Compete Period (as defined below), the Executive shall not, directly or indirectly, be associated with any entity, whether as a director, officer, employee, agent, consultant, partner, owner, shareholder, member, independent contractor or otherwise, that is then engaged in a Restricted Business (as defined below), including any "Platform", as defined in Section 8 hereof, other than the Company and its subsidiaries. A "Restricted Business" means any business or venture engaged in the manufacture, marketing, distribution or sale of food products (but excluding beverages) for human consumption. The "Non-Compete Period" shall commence as of the Effective Date and remain in effect through the Term and thereafter until the earlier of (x) the second anniversary of the Effective Date or (y) the first anniversary of the date of hire of a Chief Executive Officer of the Company other than Ian R. Wilson.

               (b) Non-Solicitation of Employees of the Employer. Until the end of the Non-Compete Period, the Executive shall not, and shall cause each business or entity with which he is or shall become associated in any capacity not to, solicit for employment or


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employ any person who is then employed in a professional or managerial position by the Company, its subsidiaries or affiliates.

               (c) Confidentiality. The Executive agrees and acknowledges that the Confidential Information (as defined below) of the Company and its subsidiaries is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries. Based on the foregoing, the Executive agrees to undertake the following obligations with respect to such Confidential Information:

                    (i) the Executive agrees to keep any and all Confidential Information in trust for the exclusive use and benefit of the Company and its subsidiaries;

                    (ii) the Executive agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries;

                    (iii) the Executive agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the exclusive use and benefit of the Company and its subsidiaries; and

                    (iv) the Executive agrees that, upon termination of his employment hereunder or at any other time that the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Executive further agrees, that if requested by the Company, to return any Confidential
               Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

          For purposes of this Section 7(c), "Confidential Information" means any and all information developed by or for the Company or any of its subsidiaries of which the Executive gains or has acquired knowledge during or prior to the Term by reason of his affiliation with the Company, its subsidiaries or any predecessor that is (A) not generally known in any industry in which the Company or any of its subsidiaries is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited


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to, any and all information developed by or for the Company or any of its subsidiaries concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries, together with all written, graphic and other materials relating to all or any part of the same.

          8. Unrelated Business Ventures. In addition to and not in limitation of his obligations under Section 7 hereof:

               (a) The Company acknowledges that the Executive is a member of Dartford Partnership L.L.C. ("Dartford") and that Dartford and its members provide management and other services to business ventures or groups of affiliated business ventures (each, a "Platform"). On the date hereof, Dartford and its members provide such services to (i) the Company and its subsidiaries and (ii) the Windy Hill Pet Food Company group. The Company acknowledges and agrees that the performance by the Executive or Dartford of such services for or on behalf of a Platform other than the Company and its subsidiaries shall not constitute a breach of this Agreement so long as the Executive complies with the provisions of Section 7 and the remaining provisions of this Section 8.

               (b) The Company and the Executive agree that the Executive will limit his business ventures to two Platforms for the period (the "Restricted Period") commencing on the date hereof and ending on the later of
(x) the first anniversary of the date hereof and (y) the date the Company initiates a search to hire a person (other than Ian R. Wilson) who is expected to join the Company either as its Chief Executive Officer or in another capacity with the expectation that such person will become Chief Executive Officer. In the event that during the Restricted Period any management services agreement between Dartford and a member company of one of its then existing Platforms terminates, the Executive shall have the right to engage in business activities with a new Platform; provided, that the aggregate number of Platforms for which the Executive provides services at any one time during the Restricted Period shall not exceed two; and, provided, further, that any such new platform shall not be in a business engaged in the manufacture, marketing, distribution or sale of food products (but excluding beverages) for human consumption.

               (c) The restrictions set forth in this Section 8 shall terminate and be of no further force and effect on the expiration of the Restricted Period or, if earlier, on the Termination Date so long as such Termination Date does not arise from the termination of the Executive's employment hereunder by reason of his resignation (or deemed resignation) without the consent of the Board or from Termination for Cause; provided, that the Executive's liability for breaches under this Section 8 shall survive any termination of this Agreement or Executive's employment hereunder insofar as such liability relates to actions


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taken by the Executive prior to such termination; and, provided, further, that nothing in this Section 8 modifies or reduces the obligations of the Executive under Section 7 hereof.

          9. Certain Adjustments. In the event the Company hires a Chief Executive Officer to replace Ian R. Wilson in such capacity, the Company and the Executive agree to review and renegotiate the terms of this Agreement to reflect the impact of such hiring (including without limitation the Base Salary and Bonus provisions hereof), with any adjusted terms of this Agreement to be mutually acceptable to the Board, on the one hand, and the Executive, on the other hand.

          10.  Successors; Assignment.

               (a) The Company. The Company may assign any of its rights and obligations hereunder, without the written consent of the Executive, in connection with a Change of Control. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

               (b) The Executive. Neither this Agreement nor any right or interest hereunder may be assigned by the Executive, his beneficiaries, or legal representatives without the prior written consent of the Board; provided, however, that nothing in this Section 10 shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Executive.

          11. Indemnification. The Company shall indemnify, in the manner and to the fullest extent permitted by applicable law and the by-laws of the Company, the Executive (or the estate of the Executive) in the event the Executive (or the Executive's estate) was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Executive is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) ("Expenses"), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation in connection with the defense or settlement of such action, suit or proceeding). To the extent and in the manner provided by applicable law, any such Expenses shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, even if the Executive is alleged to have not met the applicable standard of


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conduct required under this Section or is alleged to have committed conduct so that, if true, the Executive (or the Executive's estate) would not be entitled to indemnification under this Section, upon receipt of an undertaking, which need not be secured, by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section. Unless otherwise permitted by applicable law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of the Executive (or the Executive's estate) is proper in the circumstances. The Company's obligations under this Section 11 shall survive any termination of this Agreement or any termination of Executive's employment by the Company.

          12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

               (i)  If to the Company:

                    Aurora Foods Inc.
                    456 Montgomery Street
                    Suite 2200
                    San Francisco, CA  94104


               (ii) If to the Executive:

                    48 Pheasant Lane
                    Greenwich, CT  06830

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

          14. Entire Agreement; Other Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto; provided, however, that, nothing in this Agreement shall effect the determination of the persons who will serve as members of the Board and any subsidiary board which shall be


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determined in accordance with the Securityholders Agreement dated as of April
8, 1998 among the Company and the parties thereto and the Dartford Agreement dated as of April 8, 1998 among the Company, Dartford and the parties thereto, it being acknowledged that the Executive will constitute a "Dartford Designee" as defined in and for purposes of such Securityholders Agreement in the event he serves as a member of the Board and any subsidiary board.

          15. Severability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          16.  Remedies.

               (a) Injunctive Relief. The Executive acknowledges and agrees that the covenants and obligations of the Executive contained in Section 7 and Section 8 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Executive agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Executive from any such breach.

               (b) Remedies Cumulative. The Company's rights and remedies under this Section 16 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

          17. Withholding Taxes. The Company may deduct any federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          18. Survival. The obligations of the Company to pay any amounts due to Executive after termination of this Agreement, and the obligations of Executive under Sections 7 and 8 hereof, shall survive any termination of this Agreement to the extent such obligations do not terminate upon such termination in accordance with the terms thereof.

          19. Amendments, Miscellaneous, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in


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writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced and with Board approval. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                   AURORA FOODS INC.


                                   By:       /s/ Ray Chung
                                      --------------------------------
                                      Name:   Ray Chung
                                      Title:  Executive Vice President


                                   /s/ James B. Ardrey
                                   -----------------------------------
                                   James B. Ardrey